                                                                     Exhibit 4.5

                             PREFERRED STOCK WARRANT

NEITHER THIS WARRANT NOR THE SECURITIES ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. NO SALE OR DISPOSITION MAY BE EFFECTED EXCEPT IN COMPLIANCE WITH RULE 144 UNDER SAID ACT OR WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL FOR THE HOLDER, SATISFACTORY TO THE COMPANY, THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE ACT OR RECEIPT OF A NO-ACTION LETTER FROM THE SECURITIES AND EXCHANGE COMMISSION.

             WARRANT TO PURCHASE SHARES OF SERIES F PREFERRED STOCK

                                                             Dated: May 31, 2005

THIS CERTIFIES THAT, for value received, Oxford Finance Corporation, ("Holder") is entitled to subscribe for and purchase that number of shares as set forth in paragraph 1 below of the fully paid and non-assessable Series F Preferred Stock (the "Shares" or the "Preferred Stock") of Alsius Corporation, a California corporation (the "Company"), at the Warrant Price (as hereinafter defined), subject to the provisions and upon the terms and conditions hereinafter set forth. As used herein, the term "Series F Preferred Stock" shall mean the Company's presently authorized Series F Preferred Stock, and any stock into which such Series F Preferred Stock may hereafter be exchanged.

1. Warrant Price. The Warrant Price shall initially be the lower of (i) Three Dollars ($3.00) per share and (ii) the lowest effective price per share (on a common stock equivalent basis and taking into account any securities issued together with the preferred stock) at which shares of the Company's convertible preferred stock are sold in the next Qualified Financing; provided, however, if the Qualified Financing has not closed prior to the exercise of this Warrant, then the Warrant Price shall be Three Dollars ($3,00) per share. A "Qualified Financing" shall mean the sale of the convertible preferred stock of the Company to purchasers which include venture capital investors in an aggregate gross cash amount not less than $2,000,000 (excluding any bridge debt actually converted into equity.). The number of shares for which this Warrant is exercisable shall be the nearest whole number determined by dividing $350,000 by the Warrant Price determined pursuant to this paragraph

2. Conditions to Exercise. The purchase right represented by this Warrant may be exercised at any time, or from time to time, in whole or in part during the term commencing on the date hereof and ending on the earlier of:

     (a) 5:00 P.M. Eastern Standard time on the eighth annual anniversary of this Warrant Agreement; or

     (b)  the earlier termination of this Warrant pursuant to Section 3(e).

     In the event that, although the Company shall have given notice of a transaction pursuant to subparagraph [3(e)] hereof, the transaction does not close within 60 days of the day specified by the Company, unless otherwise elected by the Holder any exercise of the Warrant subsequent to the giving of such notice shall be rescinded and the Warrant shall again be exercisable until terminated in accordance with this Paragraph 2.

3. Method of Exercise; Payment; Issuance of Shares; Issuance of New Warrant.

     (a) Cash Exercise. Subject to Section 2 hereof, the purchase right represented by this Warrant may be exercised by the Holder hereof, in whole or in part, by the surrender of this Warrant (with a duly executed Notice of Exercise in the form attached hereto) at the principal office of the Company (as set forth in Section 18 below) and by payment to the Company, by check, of an amount equal to the then applicable Warrant Price per share multiplied by the number of shares then being purchased. In the event of any exercise of the rights represented by this Warrant, certificates for the shares of stock so purchased shall be in the name of, and delivered to, the Holder hereof, or as such Holder may direct (subject to the terms of transfer contained herein and upon payment by such Holder hereof of any applicable transfer taxes). Such delivery shall be made within 10 business days after exercise of the Warrant and at the Company's expense and, unless this Warrant

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                             PREFERRED STOCK WARRANT

          has been fully exercised or expired, a new Warrant having terms and conditions substantially identical to this Warrant and representing the portion of the Shares, if any, with respect to which this Warrant shall not have been exercised, shall also be issued to the Holder hereof within 10 business days after exercise of the Warrant.

     (b)  Net Issue Exercise. In lieu of exercising this Warrant pursuant to
          Section 3(a), Holder may elect to receive shares equal to the value of this Warrant (or of any portion thereof remaining unexercised) by surrender of this Warrant at the principal office of the Company together with notice of such election, in which event the Company shall issue to Holder the number of shares of the Company's Series ___ Preferred Stock computed using the following formula:

              Y (A-B)
          X = -------
                 A

          Where X = the number of shares of Series F Preferred Stock to be issued to Holder.

          Y = the number of shares of Series F Preferred Stock purchasable under this Warrant (at the date of such calculation).

          A = the Fair Market Value of one share of the Company's Series F Preferred Stock (at the date of such calculation).

          B = Warrant Exercise Price (as adjusted to the date of such calculation).

     (c) Fair Market Value. For purposes of this Section 3, Fair Market Value of one share of the Company's Series F Preferred Stock shall mean:

          (i) If the Common Stock is traded on NASDAQ or Over-The-Counter or on an exchange, the per share Fair Market Value for the Series F Preferred Stock will be the average of the closing bid and asked prices of the Common Stock quoted in the Over-The-Counter Market Summary or the closing price quoted on any exchange on which the Common Stock is listed, whichever is applicable, as published in the Western Edition of The Wall Street Journal for the ten (10) trading days prior to the date of determination of Fair Market Value multiplied by the number of shares of Common Stock into which each share of Series F Preferred Stock is then convertible; or

          (ii) In the event of an exercise in connection with a merger, acquisition or other consolidation in which the Company is not the surviving entity, the per share Fair Market Value for the Series F Preferred Stock shall be the value to be received per share of Series F Preferred Stock by all Holders of the Series F Preferred Stock in such transaction as determined by the Board of Directors; or

          (iii) In any other instance, the per share Fair Market Value for the Series F Preferred Stock shall be as determined in good faith by the Company's Board of Directors unless Holder elects to have such fair market value determined by an appraiser, which election must be made by Holder within ten (10) business days of the date the Company notifies Holder of the fair market value as determined by its Board of Directors. In the event of such an appraisal, the cost thereof shall be borne by the Holder unless such appraisal results in a fair market value in excess of 115% of that determined by the Company's Board of Directors, in which event the Company shall bear the cost of such appraisal.

               In the event of 3(c)(ii) or 3(c)(iii), above, the Company's Board of Directors shall prepare a certificate, to be signed by an authorized Officer of the Company, setting forth in reasonable detail the basis for and method of determination of the per share Fair Market Value of the Series Preferred Stock. The Board will also certify to the Holder that this per share Fair Market Value

                             PREFERRED STOCK WARRANT

          will be applicable to all holders of the Company's Series F Preferred Stock. Such certification must be made to Holder at least fifteen (15) business days prior to the proposed effective date of the merger, consolidation, sale, or other triggering event as defined in 3(c)(ii) and 3(c)(iii).

     (d) Automatic Exercise. To the extent this Warrant is not previously exercised, it shall be automatically exercised in accordance with Sections 3(b) and 3(c) hereof (even if not surrendered) immediately before its expiration.

     (e)  Treatment of Warrant Upon Acquisition of Company.

          (i) Upon the written request of the Company, Holder agrees that, in the event of an Acquisition (as defined below) in which the sole consideration is cash, either (a) Holder shall exercise its conversion or purchase right under this Warrant and such exercise will be deemed effective immediately prior to the consummation of such Acquisition or (b) if Holder elects not to exercise the Warrant, this Warrant will expire upon the consummation of such Acquisition. The Company shall provide the Holder with written notice of its request relating to the foregoing (together with such reasonable information as the Holder may request in connection with such contemplated Acquisition giving rise to such notice), which is to be delivered to Holder not less than ten
               (10) days prior to the closing of the proposed Acquisition.

          (ii) Upon written request of the Company, Holder agrees that, in the event of a stock for stock Acquisition of the Company by a publicly traded acquirer if, on the record date for the Acquisition, the fair market value of the Shares (or other securities issuable upon exercise of this Warrant) is equal to or greater than four [4] times the Warrant Price, Company may require the Warrant to be deemed automatically exercised and the Holder shall participate in the Acquisition as a holder of the Shares (or other securities issuable upon exercise of the Warrant) on the same terms as other holders of the same class of securities of the Company.

          (iii) Upon the closing of any Acquisition other than those particularly described in subsections (i) or (ii) above, the successor entity shall assume the obligations of the Warrant, and the Warrant shall be exercisable for the same securities, cash, and property as would be payable for the Shares issuable upon exercise of the unexercised portion of this Warrant as if such Shares were outstanding on the record date for the Acquisition and subsequent closing. The Warrant Price and/or number of Shares shall be adjusted accordingly.

          (iv) For the purpose of this Warrant, "Acquisition" means any sale, license, or other disposition of all or substantially all of the assets of the Company, or any reorganization, consolidation, or merger of the Company where the holders of the Company's securities before the transaction beneficially own less than 50% of the outstanding voting securities of the surviving entity after the transaction, other than in connection with an initial public offering.

4. Representations and Warranties of Holder and Restrictions on Transfer Imposed by the Securities Act of 1933.

     (a) Representations and Warranties by Holder. The Holder represents and warrants to the Company with respect to this purchase as follows:

          (i) The Holder has substantial experience in evaluating and investing in private placement transactions of securities of companies similar to the Company so that the Holder is capable of evaluating the merits and risks of its investment in the Company and has the capacity to protect its interests.

                             PREFERRED STOCK WARRANT

          (ii) The Holder is acquiring the Warrant and the Shares of Series F Preferred Stock issuable upon exercise of the Warrant and Common Stock issuable upon conversion thereof (collectively the "Securities") for investment for its own account and not with a view to, or for resale in connection with, any distribution thereof. The Holder understands that the Securities have not been registered under the Securities Act of 1933, as amended (the "Act") by reason of a specific exemption from the registration provisions of the Act, which depends upon, among other things, the bona fide nature of the investment intent as expressed herein. In this connection, the Holder understands that, in the view of the Securities and Exchange Commission (the "SEC"), the statutory basis for such exemption may be unavailable if this representation was predicated solely upon a present intention to hold the Securities for the minimum capital gains period specified under tax statutes, for a deferred sale, for or until an increase or decrease in the market price of the Securities or for a period of one year or any other fixed period in the future.

          (iii) The Holder acknowledges that the Securities must be held indefinitely unless subsequently registered under the Act or an exemption from such registration is available. The Holder is aware of the provisions of Rule 144 promulgated under the Act ("Rule 144") which permits limited resale of securities purchased in a private placement subject to the satisfaction of certain conditions, including, in case the securities have been held for more than one but less than two years, the existence of a public market for the shares, the availability of certain public information about the Company, the resale occurring not less than one year after a party has purchased and paid for the security to be sold, the sale being through a "broker's transaction" or in a transaction directly with a "market maker" (as provided by Rule 144(f)) and the number of shares or other securities being sold during any three-month period not exceeding specified limitations.

          (iv) The Holder further understands that at the time the Holder wishes to sell the Securities there may be no public market upon which such a sale may be effected, and that even if such a public market exists, the Company may not be satisfying the current public information requirements of Rule 144, and that in such event, the Holder may be precluded from selling the Securities under Rule 144 unless a) a one-year minimum holding period has been satisfied and b) the Holder was not at the time of the sale nor at any time during the three-month period prior to such sale an affiliate of the Company.

          (v) The Holder has had an opportunity to discuss the Company's business, management and financial affairs with its management and an opportunity to review the Company's facilities. The Holder understands that such discussions, as well as the written information issued by the Company, were intended to describe the aspects of the Company's business and prospects which it believes to be material but were not necessarily a thorough or exhaustive description.

          (vi) The Holder is an "accredited investor," as such term is defined in Rule 501(a) promulgated under the Act.

     (b) Legends. Each certificate representing the Securities shall be endorsed with the following legend:

          THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE TRANSFERRED UNLESS COVERED BY AN EFFECTIVE REGISTRATION STATEMENT UNDER SAID ACT, A "NO ACTION" LETTER FROM THE SECURITIES AND EXCHANGE COMMISSION WITH RESPECT TO SUCH TRANSFER, A TRANSFER MEETING THE REQUIREMENTS OF RULE 144 OF THE SECURITIES AND EXCHANGE COMMISSION, OR (IF REASONABLY REQUIRED BY THE COMPANY) AN OPINION OF COUNSEL SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY SUCH TRANSFER IS EXEMPT FROM SUCH REGISTRATION.

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                             PREFERRED STOCK WARRANT

          The Company need not enter into its stock register a transfer of Securities unless the conditions specified in the foregoing legend are satisfied. The Company may also instruct its transfer agent not to register the transfer of any of the Shares unless the conditions specified in the foregoing legend are satisfied.

     (c) Removal of Legend and Transfer Restrictions. The legend relating to the Act endorsed on a certificate pursuant to paragraph 4(b) of this Warrant and the stop transfer instructions with respect to the Securities represented by such certificate shall be removed and the Company shall issue a certificate without such legend to the Holder of the Securities if (i) the Securities are registered under the Act and a prospectus meeting the requirements of Section 10 of the Act is available or (ii) the Holder provides to the Company an opinion of counsel for the Holder reasonably satisfactory to the Company, or a no-action letter or interpretive opinion of the staff of the SEC reasonably satisfactory to the Company, to the effect that public sale, transfer or assignment of the Securities may be made without registration and without compliance with any restriction such as Rule 144.

5. Condition of Transfer or Exercise of Warrant. It shall be a condition to any transfer or exercise of this Warrant that at the time of such transfer or exercise, the Holder shall provide the Company with a representation in writing that the Holder or transferee is acquiring this Warrant and the shares of Series F Preferred Stock to be issued upon exercise, for investment purposes only and not with a view to any sale or distribution,, or will provide the Company with a statement of pertinent facts covering any proposed distribution and a written agreement that such Holder or transferee agrees to be bound by the provisions of this Warrant. As a further condition to any transfer of this Warrant or any or all of the shares of Series F Preferred Stock issuable upon exercise of this Warrant, other than a transfer registered under the Act, the Company must have received a legal opinion, in form and substance satisfactory to the Company and its counsel, reciting the pertinent circumstances surrounding the proposed transfer and stating that such transfer is exempt from the registration and prospectus delivery requirements of the Act. Each certificate evidencing the shares issued upon exercise of the Warrant or upon any transfer of the shares (other than a transfer registered under the Act or any subsequent transfer of shares so registered) shall, at the Company's option, contain a legend in form and substance satisfactory to the Company and its counsel, restricting the transfer of the shares to sales or other dispositions exempt from the requirements of the Act.

     As further condition to each transfer, the Holder shall surrender this Warrant to the Company and the transferee shall receive and accept a Warrant, of like tenor and date, executed by the Company.

6. Stock Fully Paid; Reservation of Shares. All Shares which may be issued upon the exercise of the rights represented by this Warrant will, upon issuance, be fully paid and non-assessable, and free from all taxes, liens, and charges with respect to the issue thereof. During the period within which the rights represented by this Warrant may be exercised, the Company will at all times have authorized, and reserved for issuance upon exercise of the purchase rights evidenced by this Warrant, a sufficient number of shares of its Series F Preferred Stock to provide for the exercise of the rights represented by this Warrant.

7. (a) Adjustment for Certain Events. In the event of changes in the outstanding Series F Preferred Stock by reason of stock dividends, split-ups, recapitalizations, reclassifications, mergers, consolidations, combinations or exchanges of shares, separations, reorganizations, liquidations, or the like, the number and class of shares available under the Warrant in the aggregate and the Warrant Price shall be correspondingly adjusted, as appropriate, by the Board of Directors of the Company. The adjustment shall be such as will give the Holder of this Warrant upon exercise for the same aggregate Warrant Price the total number, class and kind of shares as it would have owned had the Warrant been exercised prior to the event and had it continued to hold such shares until after the event requiring adjustment.

     (b) Other Anti-dilution Protections. Additional anti-dilution rights applicable to the Series F Preferred Stock purchasable hereunder are as set forth in the Certificate of Incorporation. Such anti-dilution rights shall not be restated, amended, modified or waived in any manner that is adverse to the Holder hereof and different from other holders of Series F Preferred Stock without the Holder's written consent. The Company shall promptly provide the Holder with any restatement, amendment, modification or waiver of the Certification of Incorporation.

                             PREFERRED STOCK WARRANT

8. Notice of Adjustments. Whenever any Warrant Price shall be adjusted pursuant to Section 7 hereof, the Company shall prepare a certificate signed by its president or chief financial officer setting forth, in reasonable detail, the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated, and the Warrant Price and number of shares issuable upon exercise of the Warrant after giving effect to such adjustment, and shall cause copies of such certificate to be mailed (by certified or registered mail, return receipt required, postage prepaid) within thirty (30) days of such adjustment to the Holder of this Warrant as set forth in Section 19 hereof.

9. "Market Stand-Off" Agreement. Holder hereby agrees that for a period of up to 180 days following the effective date of the first registration statement of the Company covering common stock (or other securities) to be sold on its behalf of the Company in an underwritten public offering, it will not, to the extent requested by the Company and any underwriter, sell or otherwise transfer or dispose of (other than to designees or transferees who agree to be similarly bound) any of the Shares at any time during such period except common stock included in such registration; provided, however, that all officers and directors of the Company who hold securities of the Company or all other persons who own at least one percent (1%) of the Company's outstanding voting equity securities enter into similar agreements.

10. Transferability of Warrant. This Warrant is transferable on the books of the Company at its principal office by the registered Holder hereof upon surrender of this Warrant properly endorsed, subject to compliance with Section 5 and applicable federal and state securities laws. The Company shall issue and deliver to the transferee a new Warrant representing the Warrant so transferred. Upon any partial transfer, the Company will issue and deliver to Holder a new Warrant with respect to the Warrant not so transferred. Holder shall not have any right to transfer any portion of this Warrant to any direct competitor of the Company.

11. Registration Rights. The Holder shall have piggyback registration rights.

12. No Fractional Shares. No fractional share of Series F Preferred Stock will be issued in connection with any exercise hereunder, but in lieu of such fractional share the Company shall make a cash payment therefor upon the basis of the Warrant Price then in effect.

13. Charges, Taxes and Expenses. Issuance of certificates for shares of Series F Preferred Stock upon the exercise of this Warrant shall be made without charge to the Holder for any United States or state of the United States documentary stamp tax or other incidental expense with respect to the issuance of such certificate, all of which taxes and expenses shall be paid by the Company, and such certificates shall be issued in the name of the Holder.

14. No Shareholder Rights Until Exercise. This Warrant does not entitle the Holder hereof to any voting rights or other rights as a shareholder of the Company prior to the exercise hereof.

15. Registry of Warrant. The Company shall maintain a registry showing the name and address of the registered Holder of this Warrant. This Warrant may be surrendered for exchange or exercise, in accordance with its terms, at such office or agency of the Company, and the Company and Holder shall be entitled to rely in all respects, prior to written notice to the contrary, upon such registry.

16. Loss, Theft, Destruction or Mutilation of Warrant. Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and, in the case of loss, theft, or destruction, of indemnity reasonably satisfactory to it, and, if mutilated, upon surrender and cancellation of this Warrant, the Company will execute and deliver a new Warrant, having terms and conditions substantially identical to this Warrant, in lieu hereof.

17. Miscellaneous.

     (a) Issue Date. The provisions of this Warrant shall be construed and shall be given effect in all respect as if it had been issued and delivered by the Company on the date hereof.

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                             PREFERRED STOCK WARRANT

     (b) Successors. This Warrant shall be binding upon any successors or assigns of the Company.

     (c) Governing Law. This Warrant shall be governed by and construed in accordance with the laws of the Commonwealth of Virginia.

     (d) Headings. The headings used in this Warrant are used for convenience only and are not to be considered in construing or interpreting this Warrant.

     (e) Saturdays, Sundays, Holidays. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall be a Saturday or a Sunday or shall be a legal holiday in the Commonwealth of Virginia., then such action may be taken or such right may be exercised on the next succeeding day not a legal holiday.

18. No Impairment. The Company shall not by any action including, without limitation, amending its Sections or articles of incorporation or by-laws, any reorganization, transfer of assets, consolidation, merger, share exchange dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of the Warrants or impair the ability of the Holder(s) to realize upon the intended economic value hereof, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate to protect the rights of the Holder(s) hereof against impairment. Without limiting the generality of the foregoing, the Company will (a) not increase the par value of any shares of Series F Preferred Stock issuable upon the exercise of the Warrants above the amount payable therefor upon such exercise, (b) take all such action as may be necessary or appropriate in order that the Company may validly issue fully paid and non-assessable shares of Series F Preferred Stock upon the exercise of the Warrants, (c) obtain all such authorizations, exemptions or consents from any public regulatory body having jurisdiction thereof as may be necessary to enable the Company to perform its obligations under the Warrants and (d) not reclassify or convert common stock and (f) not take or permit to be taken any action which would have the effect of shortening the period provided herein for exercise of the Warrants.

19. Addresses. Any notice required or permitted hereunder shall be in writing and shall be mailed by overnight courier, registered or certified mail, return receipt required, and postage pre-paid, or otherwise delivered by hand or by messenger, addressed as set forth below, or at such other address as the Company or the Holder hereof shall have furnished to the other party.

          If to the Company: Alsius Corporation
                             15770 Laguna Canyon Road, Suite 150
                             Irvine, California 92618
                             Attn: President

                             With a copy to:
                             Pillsbury Winthrop Shaw Pittman LLP
                             650 Town Center Drive, 7th Floor
                             Costa Mesa, California 92626
                             Attn: Ethan D. Feffer, Esq.

          If to the Holder:  Oxford Finance Corporation
                             133 N. Fairfax Street
                             Alexandria, VA 22314
                             Attn: Chief Financial Officer

IN WITNESS WHEREOF,Alsius Corporation has caused this Warrant to be executed by its officers thereunto duly authorized.

Dated as of May 31, 2005.

                             PREFERRED STOCK WARRANT

                          [SIGNATURE APPEARS ON PAGE 8]

ALSIUS CORPORATION


By: /s/ William Worthen
    ---------------------------------
Name: William Worthen
      -------------------------------
Title: President & CEO
       ------------------------------

                             PREFERRED STOCK WARRANT

                               NOTICE OF EXERCISE

          TO: Alsius Corporatin
              15770 Laguna Canyon Road, Suite 150
              Irvine, California 92618
              Attn: President

1. The undersigned Warrantholder ("Holder") elects to acquire shares of the Series F Preferred Stock (the "Preferred Stock") of Alsius Corporation, (the "Company"), pursuant to the terms of the Stock Purchase Warrant dated May 31, 2005, (the "Warrant").

2. The Holder exercises its rights under the Warrant as set forth below:

          ( ) The Holder elects to purchase _____ shares of Series F Preferred Stock as provided in Section 3(a), (c) and tenders herewith a check in the amount of $_____ as payment of the purchase price.

          ( ) The Holder elects to convert the purchase rights into shares of Series F Preferred Stock as provided in Section 3(b) of the Warrant.

3. The Holder surrenders the Warrant with this Notice of Exercise.

4. The Holder represents that it is acquiring the aforesaid shares of Series F Preferred Stock for investment and not with a view to, or for resale in connection with, distribution and that the Holder has no present intention of distributing or reselling the shares.

     Holder acknowledges and agrees to be bound by the provisions of the Warrant, including, without limitation, the Market Stand-off Agreement contained therein.

5. Please issue a certificate representing the shares of the Series F Preferred Stock in the name of the Holder or in such other name as is specified below:

Name:
      -------------------------------
Address:
         ----------------------------
Taxpayer I.D.:
               ----------------------


Oxford Finance Corporation


By:
    ---------------------------------
Name:
      -------------------------------
Title:
       ------------------------------
Date:
      -------------------------------